Filed Pursuant to Rule 424(b)(3)

Registration No. 333-284566

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

SUPPLEMENT NO. 7 DATED MAY 22, 2025

TO THE PROSPECTUS, DATED FEBRUARY 14, 2025

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of StratCap Digital Infrastructure REIT, Inc., dated February 14, 2025 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are as follows:

•	to provide an update on the status of our public offering;

•	to update certain portfolio metrics in the section of the Prospectus entitled “Investments in Real Estate and Real Estate Debt”;

•	to update the offering price and transaction price for each class of our common stock for subscriptions to be accepted as of June 1, 2025;

•	to disclose the calculation of our April 30, 2025 NAV per share, as determined in accordance with our valuation procedures, for each of our share classes;

•	to update disclosure of our historical NAV per share;

•	to update the suitability standards for prospective investors from New Mexico; and

•	to update our form of subscription agreement;

Status of Our Offering

Our registration statement on Form S-11 for our initial public offering, or the Offering, of $575,000,000 of shares of Class D shares, Class I shares, Class S shares and Class T shares, consisting of up to $500,000,000 of Class D shares, Class I shares, Class S shares and Class T shares in our primary offering and up to $75,000,000 of Class D shares, Class I shares, Class S shares and Class T shares pursuant to our distribution reinvestment plan, was declared effective by the U.S. Securities and Exchange Commission on February 14, 2025. As of the date of this Supplement, we had accepted investors’ subscriptions for and issued approximately 280,552 shares of Class I common stock and 9,443 shares of Class T common stock, resulting in receipt of gross proceeds of approximately $2,870,519 and $100,000, respectively.

Investments in Real Estate and Real Estate Debt

The following information replaces the final paragraph on page 106 of the Prospectus in the section of the Prospectus entitled “Investments in Real Estate and Real Estate Debt” as originally set forth in Supplement No. 2 dated March 4, 2025 to the Prospectus:

As of April 30, 2025, on a combined basis, the total asset value, measured as the gross asset value based on fair value, was $153,461,886. Further, as of April 30, 2025:

•	Towers and rooftop easements were 35% occupied, with a remaining capacity of 65% and had a weighted average remaining lease term, including renewals, of 28.9 years, with weighted average annual rent escalators of 2.2%; and

•	Data centers were 100% occupied with a weighted average remaining lease term, excluding renewals, of 7.8 years and weighted average annual rent escalators of 1.9%.

June 1, 2025 Offering Price and Transaction Price

The transaction price for each share class of our common stock for subscriptions to be accepted as of June 1, 2025 (and repurchases as of May 31, 2025) is as follows:

Class	Transaction Price (per share)	Purchase Price (per share)
Class T Share	$10.2370	$10.5953
Class S Share	$10.2370	$10.5953
Class D Share	$10.2370	$10.3906
Class I Share	$10.2370	$10.2370

The transaction price for each of our share classes is equal to such class’s NAV per share as of April 30, 2025. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

April 30, 2025 NAV Per Share

Our board of directors has appointed an audit committee comprised of independent directors, which we refer to herein as the audit committee, to be responsible for the oversight of the valuation process. The audit committee has adopted a valuation guideline, as approved by our board of directors, and as amended from time to time, that contains a comprehensive set of methodologies to be used in connection with the calculation of our NAV. The Company’s NAV per share for each class of stock is calculated by StratCap Digital Infrastructure Advisors II, LLC, a Delaware limited liability company (our “advisor”), and reviewed and confirmed by the audit committee.

Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.digitalinfrastructurereit.com and is also available on our toll-free information line at (888) 292-3178. Please see “Net Asset Value Calculations and Valuation Guidelines” in our Prospectus for a more detailed description of our valuation procedures, including important disclosure regarding interim real property valuations provided by our advisor and reviewed by Kroll, LLC, or Kroll, the independent valuation advisor we engaged to review internal valuations prepared by our advisor for reasonableness. While our independent valuation advisor reviews for reasonableness the assumptions, methodologies and valuation conclusions applied by our advisor for our property and certain real estate debt, our independent valuation advisor is not responsible for, and does not calculate, our NAV. Our advisor is ultimately and solely responsible for the determination of our NAV. All parties engaged by us in the calculation of our NAV, including our advisor, are subject to the oversight of our audit committee. Our audit committee and board of directors have approved the NAV per share for each share class with outstanding shares as of April 30, 2025, as calculated by our advisor.

As of April 30, 2025, through wholly-owned subsidiaries of the Operating Partnership, we own 100% of the fee simple interest in 41 towers with associated ground leases or easements, two data centers, 62 tenant leases and other related assets, as well as a 51% interest, through our joint venture with DataCom LP (the “DataCom Joint Venture”), which is an unconsolidated joint venture, in 139 towers with associated ground leases or easements, two rooftop easements, 206 tenant leases and other related assets.

The total NAV presented in the following tables includes the NAV of the holders of the Company’s Class A shares (not offered in the Offering), Class AX shares (not offered in the Offering), Class I shares and Class IX shares (not offered in the Offering), as well as partnership interests of SWIF II Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”) held by parties other than the Company. As of April 30, 2025, no Class D shares, Class S shares or Class T shares were outstanding. The following table provides a breakdown of the major components of the Company’s total NAV as of April 30, 2025:

Components of NAV	April 30, 2025
Investment in real estate	$86,726,171
Investment in Datacom Joint Venture	53,837,583
Cash and cash equivalents	2,451,770
Due from affiliate	258,748
Tenant and other receivables	118,512
Prepaid and other assets – net	6,765,192
Redemptions Payable	(1,917,405)
Accounts payable and accrued liabilities	(1,980,672)
Due to affiliates	(1,455,843)
Distributions payable	(373,349)
Deferred rental revenue	(81,159)
Intangible liabilities – net	(818,187)
Loan payable	(34,840,795)
Interest expense payable	(112,234)
Unamortized expense support repayment/O&O(1)	13,159,476
Performance participation allocation payable to affiliate	(1,113,218)
Net asset value	120,624,590

(1)	Unamortized expense support repayment represents certain operating expenses and organizational and offering costs funded by the Company that are transaction costs and other professional fees that the Company has incurred since its inception. Such operating expenses and organizational and offering costs were recognized under the expense support agreement and advisory agreement (together, the “Agreements”), respectively, and are added back to the Company’s net asset value until they are amortized and recognized by the Company in accordance with the Agreements. Such amounts have an economic contractual benefit of four to five years, and therefore, for purposes of the net asset value calculation, are capitalized as an adjustment to the Company’s net asset value and amortized over the four- to-five-year period as a reduction of the outstanding unamortized balance. As of March, 31 2025, the unamortized expense support repayment balance was $13,459,476, with operating expenses being amortized over a four-year period from date of occurrence and organizational and offering costs beginning to be amortized over a five-year period, decreasing the outstanding unamortized balance, and the amount payable by the advisor to the Company, over the respective periods based on an amortization schedule maintained by the Company. On February 10, 2025, the advisor executed a non-interest bearing promissory note, or the Promissory Note, in favor of the Company for reimbursement to the Company of any portion of the $13,459,476 that is not recognized within the four and five- year periods in which such amounts were originally incurred, with such amount, if any, payable by the advisor to the Company at the expiration of the Agreements respective four and five-year period. In the event of the liquidation of the Company, the remaining unamortized amounts, if any, would be repaid by the advisor to the Company. The $13,459,476 has not been recognized as a receivable on the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States, as the settlement of any unamortized balance of such amount payable by the advisor to the Company is contingent upon the occurrence of certain future events pursuant to the terms of the Agreements. On February 10, 2025, HMC Capital executed a Limited Guarantee to guarantee the advisor’s obligations under the Promissory Note.

The following table provides a breakdown of the Company’s total NAV and NAV per share/unit by class as of April 30, 2025:

	Class A Shares	Class AX Shares	Class I Shares	Class IX Shares	Class P Units(1)	Class PX Units(1)	Total(2)
Net Asset Value	$49,251,745	$14,761,355	$17,487,745	$19,376,126	$17,582,934	$2,164,686	$120,624,590
Number of Outstanding Shares	4,806,182	1,443,175	1,708,284	1,889,970	1,703,015	210,456	11,761,083
NAV/Share	$10.2476	$10.2284	$10.2370	$10.2521	$10.3246	$10.2857	$10.2562

(1)	Includes the partnership interests of the Operating Partnership held by parties other than the Company.

(2)	As noted above, Class A shares, Class AX shares and Class IX shares are not offered in this offering. Such shares were offered in the Company’s private offering, which terminated prior to the commencement of this offering.

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate
Cell Towers	6.17%	4.42%
Data Centers	7.25%	6.25%

These assumptions are determined by our advisor, and reviewed for reasonableness by our independent valuation advisor. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Cell Towers Investment Values	Data Center Investment Values
Discount Rate	0.25% decrease	2.06%	1.88%
Discount Rate	0.25% increase	(2.01)%	(1.84)%
Exit Capitalization Rate	0.25% decrease	4.33%	2.50%
Exit Capitalization Rate	0.25% increase	(3.85)%	(2.31)%

Historical NAV Per Share

The following supersedes and replaces the subsection entitled “Historical NAV Per Share” on page 179 of the Prospectus:

During our private offering, we published a quarterly NAV per share calculated as of each fiscal quarter ended during the period from June 30, 2023 through September 30, 2024. Our historical quarterly NAV per share for each class of shares were determined by our advisor based on the net asset values of our investments and the addition of any other assets (such as cash on hand), and the deduction of any other liabilities.

The following table presents our historical quarterly NAVs per share for Class A shares (not offered in this offering), Class AX shares (not offered in this offering), Class I shares, Class IX shares (not offered in this offering) and our operating partnership units, or Class P OP Units and Class PX OP Units, that are held by our advisor and third-parties other than us. Class D shares, Class DX shares (not offered in this offering). Class S shares and Class T shares are omitted from below since none were outstanding as of any of the periods listed below:

Date	Class A	Class AX	Class I	Class IX	Class P OP Units	Class PX OP Units
June 30, 2023	$10.0436	$10.0436	$10.0436	$10.0436	$10.0543	$10.0543
September 30, 2023	$10.0583	$10.0464	$10.0544	$10.0554	$10.0744	$10.0395
December 31, 2023	$10.2426	$10.2233	$10.2352	$10.2343	$10.2511	$10.2223
April 30, 2024	$10.2654	$10.2403	$10.2590	$10.2732	$10.2732	$10.2408
June 30, 2024	$10.2520	$10.2271	$10.2494	$10.2625	$10.2656	$10.2328
September 30, 2024	$10.3626	$10.3389	$10.3532	$10.3685	$10.4156	$10.3764

We began determining our NAV on a monthly basis, instead of quarterly, for our shares and Class P OP Units and Class PX OP Units commencing with the monthly NAV per share calculated as of November 30, 2024. With the approval of our board of directors, including a majority of our independent directors, we engaged Kroll, LLC, an independent valuation firm, as an independent valuation advisor commencing with our monthly NAV per share calculated as of November 30, 2024, to review internal valuations prepared by our advisor for reasonableness. While our independent valuation advisor reviews for reasonableness the assumptions, methodologies and valuation conclusions applied by our advisor for our property and certain real estate debt, our independent valuation advisor is not responsible for, and does not calculate, our NAV. Our advisor is ultimately and solely responsible for the determination of our NAV.

The following table presents our historical monthly NAVs per share for Class A shares (not offered in this offering), Class AX shares (not offered in this offering), Class I shares, Class IX shares (not offered in this offering) and our operating partnership units, or Class P OP Units and Class PX OP Units, that are held by our advisor and third-parties other than us. Class D shares, Class DX shares (not offered in this offering). Class S shares and Class T shares are omitted from below since none were outstanding as of any of the periods listed below:

Date	Class A	Class AX	Class I	Class IX	Class P OP Units	Class PX OP Units
November 30, 2024	$10.3065	$10.2817	$10.2984	$10.3100	$10.3659	$10.3277
December 31, 2024	$10.3272	$10.3032	$10.3185	$10.3321	$10.3907	$10.3524
January 31, 2025	$10.2226	$10.1988	$10.2133	$10.2271	$10.2927	$10.2524
February 28, 2025	$10.3311	$10.3074	$10.3287	$10.3337	$10.4054	$10.3655
March 31, 2025	$10.2413	$10.2220	$10.2317	$10.2479	$10.3162	$10.2770
April 30, 2025	$10.2476	$10.2284	$10.2370	$1.2521	$10.3246	$10.2857

New Mexico Suitability Standard

The following supersedes and replaces the New Mexico-specific suitability standard on page iv of the Prospectus:

New Mexico Investors. Purchasers residing in New Mexico who are not “accredited investors” as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded REITs. For this purpose, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

Subscription Agreement

The Form of Subscription Agreement included in Appendix C of the Prospectus is hereby superseded and replaced with the Form of Subscription Agreement attached to this Supplement as Appendix A.

StratCap
DIGITAL INFRASTRUCTURE REIT

SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THIS OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE

1. Investment

All investments are subject to suitability standards, see the corresponding prospectus and Section 9 herein.

Amount of Subscription ________ State of Sale ________

PLEASE NOTE: Minimum Initial Investment is $2,500

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ________

☐ Volume Discount* **Check this box ONLY after discussion with your broker-dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the prospectus. Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see the "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

1a. Share Class

SHARE CLASS REQUIRED ☐ Class D Shares ☐ Class I Shares ☐ Class S Shares ☐ Class T Shares

2. Account Type - Check One Box Only

Account Type	Additional Required Documentation
☐ Individual ☐ TOD*	If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants ☐ TOD* ☐ Tenants in Common* ☐ Community Property*	If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust	Trustee Certification form or trust documents (see Annex C)
☐ Estate	Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: ______ ☐ UTMA: State of: ______	None
☐ Corporation ☐ C Corp ☐ S Corp	Articles of Incorporation or Corporate Resolution (see Annex C)
☐ LLC ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ______	LLC Operating Agreement or LLC Resolution (see Annex C)
☐ Partnership	Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization	Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan* ☐ Defined Benefit Plan* ☐ KEOGH Plan*	Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions
☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited/Beneficial IRA	For Inherited IRA indicate Decedent's name: ________________
☐ Other (Specify) ________________	

For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5

CURRENT FORM AS 5/19/25 VERSION A

3. Investment Title

Please print names in which the Shares are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If "same as below", write "same." (This is the name that will appear on your statement.)

Title Line 1 ______

Title Line 2 ______

SSN/TIN ______

4. Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian for UGMA/UTMA

Primary Investor Name ______ SSN/TIN ______ DOB ______

Secondary Investor Name ______ SSN/TIN ______ DOB ______

Street Address ______

City ______ State ______ Zip Code ______

Mailing Address (optional) ______

City ______ State ______ Zip Code ______

Phone (day) ______ Phone (evening) ______ Email ______

Citizenship: Please indicate Citizenship Status (Required)

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien

☐ Non-Resident Alien* Country: ______ ☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9. (If a foreign national is, in fact, a U.S. resident alien taxpayer, complete Section 9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

5. Third Party Custodian/Trustee Information

> Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name ______

Custodian/Trustee Address ______

City ______ State ______ ZIP ______

Custodian/Trustee Phone ______ Custodian/Trustee TIN ______

Investor Account Number with Custodian/Trustee ______

6. Distribution Information

You are **automatically** enrolled in our Distribution Reinvestment Plan, **unless** you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON. If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON, **you will receive cash distributions** **unless** you elect to enroll in the Distribution Reinvestment Plan.

Step 1: Cash Distribution Election

A. If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON, you are not automatically enrolled in the Distribution Reinvestment Plan. If you want to receive cash distributions:

   a. Non-Custodial Investors: complete Section 6.A. or 6.C.
   b. Custodial Investors: complete Section 6.B.

B. If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. If you want to elect to receive cash distributions:

   a. Non-Custodial Investors: complete Section 6.A. or 6.C.
   b. Custodial Investors: complete Section 6.B.

CURRENT FORM AS 5/19/25 VERSION A

6. Distribution Information, continued

Step 2: Distribution Reinvestment Election

A. If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON, initial below to enroll in the Distribution Reinvestment Plan and continue to Section 7.

__________ Initials   __________ Initials

B. If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. If you want to remain enrolled in the Distribution Reinvestment Plan, continue to Section 7.

Only complete the Cash Distribution Information section below if you **do not wish to enroll** in the Distribution Reinvestment Plan.

Cash Distribution Information

For custodial held accounts, if you are not enrolled in the Distribution Reinvestment Plan, the funds must be sent to the custodian.

6.A. ______% ☐ **Cash/Check Mailed to the address set forth above (Or for Qualified Plans, to the address listed in Section 5)**

______% ☐ **Cash/Check Mailed to the alternate payee listed here (Available for Non-Custodial Investors only.)**

If you select more than one option, you must indicate the percentage of your distribution to each option and the sum of the allocations must equal 100%. If you do not complete this section and are not automatically enrolled in the Distribution Reinvestment Plan, distributions will be paid to the registered owner at the address in Section 4 above. IRA accounts may not direct distributions without the custodian's approval.

Name/Entity Name/Financial Institution:

Mailing Address:

City: State: Zip Code:

Account Number (Required):

6.B. ☐ **Cash/Check Mailed to Third Party/Custodian**

Name/Entity Name/Financial Institution:

Mailing Address:

City: State: Zip Code:

Account Number (Required):

6.C. ☐ **Cash/Direct Deposit (Attach a pre-printed voided check) (Available for Non-Custodial Investors only.)**

I/we authorize the Company, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below (not available for custodial held accounts without the custodian's approval).

Financial Institution Name:

Mailing Address:

City: State:

Your Bank's ABA Routing Number:

Your Bank Account Number:

CURRENT FORM AS 5/19/25 VERSION A

CURRENT FORM AS 5/19/25 VERSION A section7_net_comm section7_friends section7_bd_name section7_fa_name section7_rep_number fa_bd_name section7_branch_id section7_fa_address section7_fa_city section7_fa_state section7_fa_zip section7_fa_phone section7_fa_fax section7_fa_email section7_pbd section7_ria section7_wrap_fee 7. Broker-Dealer and Financial Professional Information Broker-Dealer Name Financial Professional’s Name Rep Number Financial Professional’s Firm Name Branch ID Financial Professional’s Address Financial Professional’s City State ZIP Financial Professional’s Phone Financial Professional’s Fax Financial Professional’s E-Mail Address This Subscription was made as follows: Through a participating Broker-Dealer Through a participating RIA unaffiliated with a participating Broker-Dealer Through a participating Broker-Dealer pursuant to a wrap fee or other asset fee arrangement with the Subscriber as a result of which no commissions are paid. Signature of Financial Professional Date Branch Manager Signature (if required by Broker-Dealer) Date The undersigned confirms which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects, (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto, and that such investor has an apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor might lose the entire investment, (c) the lack of liquidity of the shares, (d) the restrictions on transferability of the shares, and (e) the tax consequences of the investment. The undersigned Financial Professional represents and certifies that, if the investor is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor’s investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed its interests or those of the Financial Representative ahead of the interest of the investor in recommending such investment and (ii) the undersigned and the Financial Representative have complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Financial Representative further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program. As a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable. section7_fa_signature section7_fasig_date section7_bm_signature section7_bmsig_date *Friends and Family Purchase **Net of Commissions * Subject to approval by StratCap Digital Infrastructure REIT, Inc. ** Registered Investment Advisor (RIA) and Wrap Fee Representation/Net of Commission Purchase. Please check the box if this investment is made through an RIA charging no commissions on this sale or otherwise is made pursuant to a wrap fee or other asset fee arrangement with the Subscriber and as a result no commissions shall be paid to the participating RIA or broker.

8. Electronic Delivery Form (Optional)

Instead of receiving paper copies of the Prospectus, Prospectus Supplements, annual reports, proxy statements or other stockholder communications, you may elect to receive electronic delivery of stockholder communications from the Company. If you would like to consent to electronic delivery, including pursuant to email, please sign where indicated in this section below.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

By signing below, I consent to electronic delivery.

Owner Signature

Co-Owner Signature (If applicable)

Email

If blank, the email provided in Section 4 will be used.

9. Subscriber

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. The Company may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to identify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate, which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make representations on your behalf.

In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows.

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED

a.	A copy of the Final Prospectus was delivered to me at least five (5) business days before the date of this agreement.	Initials	Initials
b.	I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.	Initials	Initials
c.	In addition to the general suitability requirements described above in 9(b), I meet the higher suitability requirements, if any, imposed by the state of my primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."	Initials	Initials
d.	I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.	Initials	Initials
e.	I am purchasing the Shares for my own account or, if I am purchasing the Shares on behalf of an entity named in Section 4 of this Subscription Agreement, I have due authority to execute this Subscription Agreement on behalf of such entity and hereby legally bind such entity.	Initials	Initials
f.	I acknowledge that the price per share at which my investment will be executed will be made available at www.digitalinfrastructurereit.com and in a prospectus supplement or post-effective amendment filed with the Securities and Exchange Commission ("SEC"), available at www.sec.gov. I acknowledge that the price per share will generally be equal to the prior month's net asset value ("NAV") per share of the class of Shares being purchased, plus applicable upfront selling commissions and dealer manager fees. I acknowledge that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of each month and (ii) three business days after the price is made publicly available. I acknowledge that I am not committed to purchase the Shares at the time my subscription request is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentences. I acknowledge that I may withdraw my subscription request by notifying the transfer agent, my financial professional or directly through a toll-free telephone line, (888) 292-3178.	Initials	Initials

State-Specific Requirements

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

g.	If I am an **Alabama** resident, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.	Initials	Initials
h.	If I am an **Arizona** resident, I have either (a) minimum annual gross income of $70,000 and a minimum net worth of $70,000; or (b) a minimum net worth of $250,000 exclusive of home, home furnishings, and automobiles.	Initials	Initials

CURRENT FORM AS 5/19/25 VERSION A

CURRENT FORM AS 5/19/25 VERSION A i. If I am a California Resident, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. j. If I am an Idaho resident, I have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, my total investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. k. If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) does not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. l. If I am a Kansas resident, I understand that it is recommended by the Securities Commissioner of Kansas that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth. m. If I am a Kentucky resident, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. n. If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. o. If I am a Massachusetts resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities. In addition, my investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. p. If I am a Michigan resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. q. If I am a Missouri resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. r. If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs may not exceed 10% of my net worth. s. If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities. In addition, my investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. New Jersey investors are advised that Class S and Class T shares are subject to upfront selling commissions and/or dealer manager fees, and Class S, Class T and Class D shares are subject to stockholder servicing fees. Because the purchase price for the Class S and Class T shares is the transaction price plus applicable upfront fees, the upfront fees may reduce the amount of the Class S and Class T share purchase price that is available to the Company for investment and other capital needs, the stockholder servicing fees may reduce the amount of distributions, and the fees could result in a reduction in the NAV of the Class S, Class T and Class D shares if distributions are declared in an amount less than the stockholder servicing fees. t. If I am a New Mexico resident and not an “accredited investor” as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities. u. If I am a North Dakota resident, I have a net worth of at least 10 times my investment in StratCap Digital Infrastructure REIT, Inc. 9. Subscriber (contined) Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials section9_i1 section9_j1 section9_k1 section9_l1 section9_m1 section9_n1 section9_o1 section9_p1 section9_q1 section9_r1 section9_s1 section9_t1 section9_u1 section9_i2 section9_j2 section9_k2 section9_l2 section9_m2 section9_n2 section9_o2 section9_p2 section9_q2 section9_r2 section9_s2 section9_t2 section9_u2

CURRENT FORM AS 5/19/25 VERSION A Exempt payee code (If any) Exemption from FATCA reporting code (If any) (Applies to accounts maintained outside the U.S.) INFORMATION REQUIRED BELOW section9_exempt_payee section9_exempt_FATCA Certification 9. Subscriber (continued) In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. I declare that the information supplied above is true and correct and may be relied upon by StratCap Digital Infrastructure REIT, Inc. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 7 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemp-tion information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting StratCap Digital Infrastructure REIT, Inc. at the number indicated below. SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors): Under penalties of perjury, I certify that: 1. The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer sub-ject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Owner Signature Date Co-Owner Signature (If applicable) Date section9_owner_sig section9_osig_date section9_coowner_sig section9_cosig_date v. If I am an Ohio resident, my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. w. If I am an Oregon resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. x. If I am a Pennsylvania resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my net worth (exclusive of home, home furnishings, and automobiles). y. If I am a Puerto Rico resident, my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. z. If I am a Tennessee resident who is not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in StratCap Digital Infrastructure REIT, Inc. may not be more than 10% of my net worth. aa. If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Initials Initials Initials Initials Initials Initials Initials Initials section9_x1 section9_y1 section9_z1 section9_aa1 section9_x2 section9_y2 section9_z2 section9_aa2 Initials Initials section9_v1 section9_v2 Initials Initials section9_w1 section9_w2

CURRENT FORM AS 5/19/25 VERSION A section9_osig_date section9_cosig_date If you are an existing stockholder and you wish to make an additional subscription, please complete, date and sign an Additional Subscription Form and return the same according to the submission procedures outlined above. Subscription Agreements may be faxed to: 855.223.2474 StratCap Digital Infrastructure REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to “StratCap Digital Infrastructure REIT, Inc.” for the full purchase price, should be delivered to the address below. For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined below. For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement. Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105-1407 Regular Mail Investment Processing Department c/o DST Systems, Inc. PO BOX 219731 Kansas City, MO 64121-9731 UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title) Payment may be wired to: Check Instructions Mailing Address Additional Subscriptions Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at: Investment Processing Department c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105 Investors: 888.292.3178 Financial Professionals: 877.907.1148 Subscription Agreements may be emailed to: stratwire.ai@dstsystems.com 11. Make Checks Payable, Wiring Instructions and Mailing Information 10. Miscellaneous If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of StratCap Digital Infrastructure REIT, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 9, they are asked to promptly notify StratCap Digital Infrastructure REIT, Inc. and the Broker-Dealer in writing. The Broker-Dealer may notify StratCap Digital Infrastructure REIT, Inc. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 9, and StratCap Digital Infrastructure REIT, Inc. may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan. No sale of Shares may be completed until at least five business days after you receive the final Prospectus. You will receive a written confirmation of your purchase. All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in StratCap Digital Infrastructure REIT, Inc. Please be aware that StratCap Digital Infrastructure REIT, Inc., its advisor, sponsor and affiliated dealer manager, and their respective officers, directors, employees and affiliates are not undertaking to provide impartial investment advice or to give in a fiduciary capacity in connection with StratCap Digital Infrastructure REIT, Inc.’s public offering or the purchase of StratCap Digital Infrastructure REIT, Inc.’s common stock and that the advisor and dealer manager have financial interests associated with the purchase of StratCap Digital Infrastructure REIT, Inc.’s common stock, as described in the Prospectus, including fees, expense reimbursements and other payments they anticipate receiving from StratCap Digital Infrastructure REIT, Inc. in connection with the purchase of common stock.

CURRENT FORM AS 5/19/25 VERSION A Investor Instructions (not required to be returned with Subscription Agreement)

CURRENT FORM AS 5/19/25 VERSION A PLEASE NOTE: The Company does not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third party checks or cash. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including StratCap Digital Infrastructure REIT, Inc., to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account. Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner. All investors must provide a taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct. Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA) Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA) All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct. Please print the exact name(s) in which Shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee. 4. Enter Investor Information 2. Enter Account Type - Check One Box Only 1. Investment 3. Enter Investment Title Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription. Please check the appropriate box to indicate the account type of the subscription. * Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts. Make checks payable to the custodian and send ALL paperwork directly to the custodian. If you wish to purchase Shares through an IRA, and would like to establish an IRA account for this purpose, First Trust Retirement has agreed to serve as IRA custodian for such purpose: however, we do not require that you use our IRA custodian. StratCap Digital Infrastructure REIT, Inc. will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $35 per account per year. A separate IRA application from First Trust Retirement must be completed and can be found in the StratCap Digital Infrastructure REIT Combined/Traditional Roth Package. Further information about custodial services is also available through your financial representative or our dealer-manager. Complete this section if the registered owner of the investment will be a Custodian Plan or Trust. 5. Enter Third Party Custodian Information 6. Enter Distribution Information Please review section. PLEASE NOTE: The Broker-Dealer or Financial Professional must complete and sign this section of the Subscription Agreement. All fields are mandatory. The Broker-Dealer is duly licensed and may lawfully offer and sell the Shares in the state of sale designated as the investor’s principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years. Net of Commission Purchase (“NOCP”): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, the Company and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. RIA or Wrap Submission: Check the appropriate box to indicate whether submission is made through a Registered Investment Advisor (“RIA”) in its capacity as the RIA and not in its capacity as a Financial Professional, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any stockholder of the RIA firm is a FINRA licensed Financial Professional affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA, and the applicable box should be checked. 7. Enter Broker-Dealer and Financial Professional Information

8. Electronic Delivery Form (Optional)

Please review section.

9. Signatures and Acknowledgements

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, fund or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester - Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	**Give the SSN of:**
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(B) and 1.671-4(B)(2)(iii))	The trust
6a. Grantor trust disregarded pursuant to Regulations section 1.671-4(b)(2)(i)(A) or filing Form 1041	The grantor (4)
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or S Corporation status on Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC not taxed as a Corporation	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

CURRENT FORM AS 5/19/25 VERSION A

2/25 DIR0025-A Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B – The United States or any of its agencies or instrumentalities C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i) E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i) F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G – A real estate investment trust H – A regulated investment Company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I – A common trust fund as defined in section 584(a) J – A bank as defined in section 581 K – A broker L – A trust exempt from tax under section 664 or described in section 4947 M – A tax exempt trust under a section 403(b) plan or section 457(g) plan Privacy Act Notice Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply. Penalties • Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties. Guidelines for U.S. Taxpayer Certifications, continued 8. A real estate investment trust 9. An entity registered at all times during the tax year under the Investment Company Act of 1940 10. A common trust fund operated by a bank under section 584(a) 11. A financial institution 12. A middleman known in the investment community as a nominee or custodian 13. A trust exempt from tax under section 664 or described in section 4947 For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Exempt payees described above should complete Section 9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. Section references below are to the Internal Revenue Code of 1986, as amended. The following codes identify payees that are exempt from backup withholding: 1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f )(2) 2. The United States or any of its agencies or instrumentalities 3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities 4. A foreign government or any of its political subdivisions, agencies, or instrumentalities 5. A corporation 6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7. A futures commission merchant registered with the Commodity Futures Trading Commission